UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1791 O.G. Skinner Drive
West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2004, ITC^DeltaCom, Inc. (“ITC^DeltaCom”) entered into the following two agreements:

1.	a definitive Agreement and Plan of Merger, dated as of September 8, 2004 (the “FDN Merger Agreement”), among ITC^DeltaCom, a wholly owned subsidiary of ITC^DeltaCom, Florida Digital Network, Inc. (“FDN”) and certain stockholders of FDN providing for the merger of FDN with such wholly owned subsidiary of ITC^DeltaCom, pursuant to which FDN will become a wholly owned subsidiary of ITC^DeltaCom; and

2.	a definitive Agreement and Plan of Merger, dated as of September 8, 2004 (the “NTC Merger Agreement”), among ITC^DeltaCom, a wholly owned subsidiary of ITC^DeltaCom, NT Corporation (“NTC”) and certain stockholders of NTC providing for the merger of NTC with such wholly owned subsidiary of ITC^DeltaCom, pursuant to which NTC will become a wholly owned subsidiary of ITC^DeltaCom.

Copies of ITC^DeltaCom’s press release announcing the signing of the FDN Merger Agreement and the NTC Merger Agreement and a related Transaction Information Sheet referred to in such press release are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated in this Item 1.01 by reference in their entirety.

Before entering into the foregoing agreements, FDN and NTC each purchased communications services from ITC^DeltaCom’s operating subsidiaries in the ordinary course of business.

On September 8, 2004, ITC^DeltaCom or its subsidiaries signed other definitive agreements in connection with its execution of the FDN Merger Agreement and the NTC Merger Agreement.

ITC^DeltaCom signed definitive Voting Agreements, each dated as of September 8, 2004, pursuant to which Welsh, Carson, Anderson & Stowe VIII, L.P. (“WCAS VIII”) and WCAS Capital Partners III, L.P. (“WCAS Capital Partners”) have agreed with FDN and NTC, respectively, to vote their shares of ITC^DeltaCom capital stock in favor of the issuance by ITC^DeltaCom of its common stock in connection with the proposed mergers with FDN and NTC and related matters. WCAS VIII and WCAS Capital Partners together have the right to vote shares of common stock and Series B preferred stock of ITC^DeltaCom which collectively represent a majority of the votes represented by all outstanding shares of ITC^DeltaCom’s capital stock. WCAS VIII and WCAS Capital Partners each currently have the right to designate one person for nomination for election to ITC^DeltaCom’s Board of Directors.

ITC^DeltaCom signed amendments, each dated as of September 8, 2004, to its existing registration rights agreements with (a) WCAS VIII and WCAS Capital Partners and their affiliates, associates and other related parties (collectively, the “WCAS securityholders”) and (b) certain holders of ITC^DeltaCom’s Series A preferred stock (the “Series A securityholders”). Such Series A securityholders include SCANA

Communications Holdings, Inc., Campbell B. Lanier, III, The Burton Partnership, Limited Partnership and The Burton Partnership (QP), L.P. Under these amendments, which will become effective as of the date of completion of ITC^DeltaCom’s merger with FDN, the WCAS securityholders and the Series A securityholders have agreed to terms that, among other things, will permit ITC^DeltaCom to grant to certain FDN stockholders securities registration rights upon completion of the FDN merger which are substantially identical to the registration rights to which the WCAS securityholders currently are entitled under their agreement with ITC^DeltaCom. Mr. Lanier, William B. Timmerman, who serves as Chairman, Chief Executive Officer and President of SCANA Corporation (the parent company of SCANA Communications Holdings), and Donald W. Burton, who is the general partner of The Burton Partnership, Limited Partnership and The Burton Partnership (QP), Limited Partnership, currently serve as directors of ITC^DeltaCom. As described in ITC^DeltaCom’s reports filed with the SEC, ITC^DeltaCom has business relationships with entities affiliated with Mr. Lanier and with SCANA Corporation and its subsidiaries.

ITC^DeltaCom signed an agreement, dated as of September 8, 2004, with SCANA Communications Holdings, Inc. and Campbell B. Lanier, III in which the foregoing Series A securityholders have agreed, on or before the closing date of the FDN merger, to approve an amendment to the certificate of designation of ITC^DeltaCom’s Series A preferred stock, which will be effective prior to such closing date, to eliminate the right of the holders of the Series A preferred stock, voting as a separate class, exclusive of all other stockholders, to elect directors of ITC^DeltaCom. The holders of the Series A preferred stock currently have the right, voting as a separate class, exclusive of all other stockholders, to elect two directors of ITC^DeltaCom.

ITC^DeltaCom signed an amendment, dated as of September 8, 2004, to the Agreement and Plan of Merger, dated as of July 2, 2003, as amended (the “BTI Merger Agreement”), among ITC^DeltaCom, a wholly owned subsidiary of ITC^DeltaCom, BTI Telecom Corp. and certain of the WCAS securityholders. The closing under the BTI Merger Agreement occurred on October 6, 2003. The amendment provides that, if either the FDN merger or the NTC merger is completed, then, as of the merger closing date, a post-closing funding obligation of certain of the WCAS securityholders under the BTI Merger Agreement will terminate. The BTI Merger Agreement currently provides that, subject to specified conditions, ITC^DeltaCom, by a notice delivered on or before January 6, 2005, may require the foregoing WCAS securityholders to purchase from time to time, for a period expiring on May 6, 2005, up to 150,000 additional shares of ITC^DeltaCom’s Series B preferred stock for an aggregate cash purchase price of up to $15 million.

ITC^DeltaCom and its subsidiaries signed amendments, dated as of September 8, 2004, to (a) ITC^DeltaCom’s senior credit agreement with the lenders named therein and Wells Fargo Bank Minnesota, National Association, as administrative agent and collateral agent, and (b) ITC^DeltaCom’s junior credit agreement with the lenders named therein and General Electric Capital Corporation, as administrative agent and collateral agent. The lenders under these two credit agreements have agreed in the amendments to modifications of terms of the agreements that, among other things, will permit FDN, NTC and their respective subsidiaries to be added as loan parties under the agreements following the merger closings. The amendments also modify a negative covenant to increase the minimum unrestricted cash level ITC^DeltaCom must maintain after the merger closings from $10 million to $15 million.

Except for the historical and present factual information contained herein, the matters set forth in this report, including statements as to the expected date of the closing of the proposed transactions, future financial and operating results, benefits and synergies of the proposed transactions, tax treatment of the proposed transactions, future opportunities and any other effect, result or aspect of the proposed transactions, and other statements identified by words such as “anticipates,” “believes,” “expects” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties including, but not limited to, costs, delays, and any other difficulties related to the proposed transactions, failure of the parties to satisfy closing conditions, risks and effects of legal and administrative proceedings and governmental regulations, future financial and operating results, competition, general economic conditions, ability to manage and continue growth, and other risk factors relating to ITC^DeltaCom and its industry, as discussed from time to time in ITC^DeltaCom’s reports filed with the SEC. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ITC^DeltaCom will file with the SEC registration statements on Form S-4, which will contain a proxy statement/prospectus of ITC^DeltaCom with respect to each proposed transaction, as well as other relevant documents concerning the proposed transactions. Investors are urged to read the proxy statement/prospectus for each transaction when it becomes available and any other relevant documents filed with the SEC, because they will contain important information. The proxy statement/prospectus for each transaction will be mailed to stockholders of ITC^DeltaCom prior to their stockholder meeting. In addition, interested parties will be able to obtain the Form S-4 registration statements, including the exhibits filed therewith, free of charge at the Web site maintained by the SEC at www.sec.gov. The proxy statement/prospectus for each transaction and these other documents also may be obtained free of charge from ITC^DeltaCom by directing a request to 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attn: Investor Relations.

ITC^DeltaCom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ITC^DeltaCom in connection with the proposed transactions. Information about the directors and executive officers of ITC^DeltaCom and their ownership of ITC^DeltaCom common stock and other ITC^DeltaCom voting securities is included in ITC^DeltaCom’s proxy statement for its 2004 annual meeting of stockholders, which it filed with the SEC on April 1, 2004. This document is available free of charge at the Web site maintained by the SEC at www.sec.gov and from ITC^DeltaCom as described above. Additional information regarding interests in the transaction of participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding each proposed transaction when it becomes available.

Investors should read the proxy statement/prospectus for each proposed transaction carefully when it becomes available before making any voting or investment decisions.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by ITC^DeltaCom, Inc., dated September 8, 2004

99.2	Transaction Information Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2004	ITC^DELTACOM, INC.

/s/ J. Thomas Mullis
J. Thomas Mullis Senior Vice President-Legal and Regulatory

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